UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 29, 2024

(Date of Report - date of earliest event reported)

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada
(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	The Nasdaq Stock Market

Item 1.01.	Entry into a Material Definitive Agreement.

The description of the Rice Amendment, Bejar Amendment, and Payne Amendment provided in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2024, Aptose Biosciences, Inc. (the “Company”) entered into (a) a Second Amended and Restated Executive Employment Agreement with its Chairman, President, and Chief Executive Officer, Dr. William G. Rice (the “Rice Amendment”); (b) an Amended and Restated Executive Employment Agreement with its Senior Vice President and Chief Medical Officer, Dr. Rafael Bejar (the “Bejar Amendment”); and (c) an Amended and Restated Executive Employment Agreement with its Senior Vice President, Chief Financial Officer, Chief Business Officer, and Corporate Secretary, Mr. Fletcher Payne (the “Payne Amendment”), each of which amended the compensation agreements currently in place with such individuals to harmonize the change of control provisions in the compensation agreements of such individuals.

The Rice Amendment updated the terms of the severance paid to Mr. Rice in connection with a change of control and its potential tax consequences. The amendment also clarified Mr. Rice’s job description and compensation package. Mr. Rice’s annual base salary increased to $648,960 as of April 29, 2024. Mr. Rice is entitled to receive an annual bonus of up to 55% of his current base salary and an annual automobile allowance of $18,000. All other terms of Mr. Rice’s employment agreement remain in full force and effect.

The Bejar Amendment increased Mr. Bejar’s annual base salary to $509,600 as of April 29, 2024 and updated the terms of the severance paid to Mr. Bejar in connection with a change of control. The amendment also added the title of Senior Vice President to Mr. Bejar’s position, and added a provision requiring Mr. Bejar’s cooperation in any internal investigation, any administrative, regulatory or judicial investigation or proceeding, or any dispute with a third party. All other terms of Mr. Bejar’s employment agreement remain in full force and effect.

The Payne Amendment increased Mr. Payne’s annual base salary to $479,440 as of April 29, 2024 and updated the terms of the severance paid to Mr. Payne in connection with a change of control. The amendment also added the titles of Chief Business Officer and Corporate Secretary to Mr. Payne’s position. All other terms of Mr. Payne’s employment agreement remain in full force and effect.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Second Amended and Restated Executive Employment Agreement dated April 29, 2024 between the Company and Dr. William G. Rice
10.2	Amended and Restated Executive Employment Agreement dated April 29, 2024 between the Company and Dr. Rafael Bejar
10.3	Amended and Restated Executive Employment Agreement dated April 29, 2024 between the Company and Mr. Fletcher Payne
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2024

APTOSE BIOSCIENCES INC.

By: /s/ Fletcher Payne
Name: Fletcher Payne
Title: Senior Vice President, Chief Financial Officer, Chief Business Officer, and Corporate Secretary